Exhibit 99.8

Agreement of Joint Filing

The undersigned hereby agree that a single Schedule 13D (or any amendment thereto) relating to the common stock of InfraREIT Inc. and the Class A units and common units in InfraREIT Partners, LP shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13D.

HUNT CONSOLIDATED, INC.

By:	/s/ Benjamin D. Nelson
Name: Benjamin D. Nelson
Title: Attorney-In-Fact

By:	/s/ Benjamin D. Nelson as Attorney-In-Fact for Hunter L. Hunt